EXHIBIT 10.52
                                   EXHIBIT "G"



                                    CONTRACT

                               SERVICES AGREEMENT

                                       for

                      THE SWEETWATER URANIUM MILL FACILITY

                                     between

                           KENNECOTT URANIUM COMPANY,

                           as Manager and on behalf of

                       THE GREEN MOUNTAIN MINING VENTURE,

                                       and

                               U. S. ENERGY CORP.,
                                       and


                                  CRESTED CORP.
                                      d/b/a
                                     USE/CC

                                  as Contractor



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                                                                   EXHIBIT 10.52


RECITALS.....................................................................1

AGREEMENT....................................................................1

SECTION ONE..................................................................1

1.1 Definitions..............................................................1
1.2 Headings.................................................................1
1.3 References...............................................................2
1.4 Incorporation of Annexes and Appendices..................................2
1.5 Engagement of Contractor.................................................2
1.6 Payment to Contractor....................................................2
1.7 Independent Contractor...................................................2
1.8 Assignment...............................................................3
1.9 Controlling Law..........................................................3
1.10 Waiver of Jury Trial....................................................3
1.11 Entire Agreement; Severability..........................................3

SECTION TWO..................................................................4

2.1 Laws, Ordinances, Permits and Licenses...................................4
2.2 Qualification to do Business.............................................5
2.3 Performance of Work......................................................6
2.4 Insurance and Bonds......................................................6
2.5 Nonwaiver of Defaults....................................................7
2.6 Strikes or Lockouts......................................................7
2.7 Claims by Contractor.....................................................7
2.8 Site and Document Inspections............................................7
2.9 Contractor's Warranty....................................................8
2.10 Back Charges............................................................9
2.11 Indemnification........................................................10
2.12 Waiver and Release of Liens............................................10
2.13 Owner-Furnished Materials, Tools and Equipment.........................11
2.14 Contractor's Security Responsibilities.................................11
2.15 Inspection of Work.....................................................11
2.16 Cooperation............................................................12
2.17 Progress...............................................................12
2.18 Force Majeure..........................................................12
2.19 Suspension.............................................................13
2.20 Expiration or Termination..............................................14
2.21 Intentionally Omitted..................................................15
2.22 As-Built Drawings and Specifications...................................15
2.23 Pre-Operational Testing................................................15
2.24 Final Inspection and Acceptance........................................15
2.25 Accounting Audit.......................................................15



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                                                                   EXHIBIT 10.52


SECTION THREE...............................................................16

        3.1 Notices.........................................................16
        3.2 Insurance.......................................................17
        3.3 Liability of Contractor.........................................17
        3.4 Payment for Reimbursable Costs..................................18
        3.5 Method and Time of Payment......................................18
        3.6 Repayment by Contractor.........................................20
        3.7 Commencement and Completion of the Work.........................20

ANNEX AND APPENDICES

Annex I:       Definitions
Appendix A:    Description of the Work
Appendix B:    Permits and Bonds
Appendix C:    Required Insurance
Appendix D:    Reimbursable Costs



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                                                                   EXHIBIT 10.52


                           CONTRACT SERVICES AGREEMENT

        THIS CONTRACT SERVICES AGREEMENT (the "Agreement"), made as of June 23, 1997 is by and between Kennecott Uranium Company, a Delaware corporation ("KUC"), as Manager and on behalf of the Green Mountain Mining Venture, a joint venture between Kennecott Uranium Company, U.S. Energy Corp., a Wyoming corporation ("USE"), and a joint venture between USE and Crested Corp., a Colorado corporation ("Crested") (the joint venture between USE and Crested is referred to as "USE/CC") ("Owner"), and USE/CC ("Contractor").

                                           RECITALS

        A. Owner owns an uranium ore processing plant and certain related facilities in Sweetwater County, Wyoming, known as the Sweetwater Mill. The Sweetwater Mill is currently on standby status.

        B. Owner desires to make certain improvements to the Sweetwater Mill so that the Sweetwater Mill can be placed on operational status in compliance with the rules and regulations of the Nuclear Regulatory Commission (the "NRC") in the event that the GMMV makes a decision in the future to operate the mill.

        C. Contractor has the skill and expertise to advise Owner with respect to the improvements and other activities necessary, including the associated permitting activities, to place the mill on operational status and the skill and expertise necessary to develop a strategy for, and to supervise and to perform the design, engineering, permitting, procurement and other work necessary to complete the improvements desired by Owner and to place the Sweetwater Mill on operational status by performing the Work as described in Appendix A to this Agreement. The Work will be performed in two phases. Phase I is the evaluation phase, the components of which are set out in Appendix A to this Agreement. Phase II will involve implementation of the detailed plan for placing the Sweetwater Mill on operational status which will be developed as part of the evaluations conducted in Phase I.

                                    AGREEMENT

        For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Owner and Contractor, the parties agree as follows:

                                   SECTION ONE

1.1     Definitions.

        Capitalized terms used in this Agreement are defined in Annex I.

1.2     Headings.

        The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


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                                                                   EXHIBIT 10.52


1.3     References.

        Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise.
The word "including" shall mean including without limitation.

1.4     Incorporation of Annexes and Appendices.

        The Annexes and Appendices identified in this Agreement are incorporated by reference and made a part of this Agreement.

1.5     Engagement of Contractor.

        Owner engages Contractor to perform the Work at the Sweetwater Mill, and Contractor agrees to complete the Work to the reasonable satisfaction of Owner, all in accordance with this Agreement.

1.6     Payment to Contractor.

        Owner shall pay Contractor the amount of Reimbursable Costs incurred by Contractor in performing the Work as full consideration for the performance of the Work as provided in Section 3.4 of this Agreement. Owner agrees that any Reimbursable Costs incurred in connection with the Work after May 1, 1997 shall be reimbursed by Owner.

1.7     Independent Contractor.

        (a) Contractor shall perform all activities under this Agreement as an independent contractor and shall in no way act, or purport to act, as Owner's agent. Contractor shall be responsible for and shall withhold or pay, or both, as may be required by law, all taxes pertaining to the employment of its personnel and/or performance of the Work. All fines, penalties or other charges imposed or assessed against Contractor by reason of its violation of, or failure to comply with, any provision of any law, together with all expense of defending litigation in respect thereto, shall be paid by Contractor and shall not be a reimbursable cost.

        (b) All personnel performing the Work shall be engaged by Contractor or its subcontractors. Contractor may engage qualified subcontractors to perform portions of the Work, however, Contractor shall be solely responsible for the performance of the Work by its employees and the employees of its subcontractors and shall provide adequate supervision of such employees so as to ensure compliance with the terms and conditions of this Agreement. Contractor shall remove any of its employees or any of its subcontractors, or shall cause its subcontractors to remove their employees, from the Work if Owner considers such a removal necessary in the interest of Owner and so advises Contractor in writing.

        (c) Except as otherwise expressly provided in this Agreement, Contractor will provide all consultants, supervisors, tools, services, facilities, equipment, labor, materials and supplies needed to accomplish and complete the Work.


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                                                                   EXHIBIT 10.52


1.8     Assignment.

        Contractor may not assign this Agreement or any part thereof without the prior written consent of Owner except that Contractor may engage subcontractors with respect to the Work so long as Contractor guarantees the performance of this Agreement in all respects by each such subcontractor and assumes full responsibility for any and all of their acts or omissions. Contractor will notify Owner of its intent to engage any subcontractor and the identity of such subcontractor along with a description of the nature of the portion of the Work to be performed by the subcontractor and evidence of the subcontractor's ability to perform such work prior to engaging such subcontractor.

1.9     Controlling Law.

        This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Wyoming without giving effect to any choice or conflict of law provision or rule (whether of the State of Wyoming or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wyoming.

1.10    Waiver of Jury Trial.

        Each of the parties hereto agrees that it shall not seek a jury trial in any proceeding based upon or arising out of or otherwise related to this Agreement or any of the other documents and instruments contemplated hereby and EACH OF THE PARTIES HERETO HEREBY WAIVES ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL.

1.11    Entire Agreement; Severability.

        (a) This Agreement contains the entire agreement between the parties and shall supersede all other writings with respect to the engagement of the Contractor to perform the Work. The parties shall not be bound by, or be liable for any statement, representation, promise, inducement or understanding with respect to performance of the Work not set forth in this Agreement. No amendments or modifications of any of the terms or conditions shall be valid unless reduced to writing and signed by both parties.

        (b) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


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                                                                   EXHIBIT 10.52


                                   SECTION TWO

2.1     Laws, Ordinances, Permits and Licenses.

        Contractor shall be aware of and fully informed with respect to, and shall fully comply with, all present and future laws, ordinances, orders, rules, regulations, safety plans, and requirements of every duly constituted governmental authority, agency or instrumentality, shall obtain and pay for, and take all actions necessary to maintain and renew all required permits and licenses, certificates and approvals (collectively "permits") required to be obtained by Contractor in connection with the Work, except as otherwise expressly provided in this Agreement:

        (a) Without limiting the generality of the foregoing, Contractor shall be aware of and shall fully comply with all Environmental Laws, all employment and equal opportunity laws (including, without limitation, the Fair Labor Standards Act of 1938, as amended, the Immigration Reform and Control Act, the Americans With Disabilities Act of 1990, the Veteran's Readjustment Act of 1974, and the Rehabilitation Act of 1973 and all orders and regulations promulgated pursuant to such acts) and all other acts, laws orders and regulations that may be required of Owner or Contractor with respect to the Work;

        (b) Without limiting the generality of the foregoing, Contractor shall be aware of and fully informed with respect to Contractor's responsibilities under, and shall fully comply with all MSHA/OSHA laws. Contractor shall apply for and obtain a contractor identification number as required under the MSHA/OSHA laws. Contractor shall be responsible for compliance by Contractor and its subcontractors with all standards, rules, and regulations promulgated under applicable MSHA/OSHA laws, and shall be responsible for any citations or orders issued thereunder arising out of work to be performed pursuant to this Contract, including any assessment levied in connection therewith;

        (c) Contractor shall notify Owner immediately of any release or other incident reportable under SARA Title III or other environmental law or regulation. If such notice cannot be immediately provided to Owner, Contractor shall make the requisite notification. Contractor further agrees to notify Owner promptly upon the discovery of any hazardous substance or contaminant (as defined by CERCLA), to advise Owner of any hazardous or toxic substance to be used by Contractor in connection with the Work and to furnish Material Safety Data Sheets for all such materials;

        (d) Contractor agrees to comply with all stipulations, directives, orders and requirements of any public body or officer having jurisdiction over entry upon or use of any sites of the Work affecting land, water, air, and the products thereof, which are now or may become applicable to operations covered by this Agreement or arising out of performance of the Work. Contractor agrees to report to Owner as soon as practicable, but not later than 12 hours after, all accidents or occurrences resulting in actual or threatened damage to the work site or to the environment;

        (e) During the term of this Agreement, Owner will use commercially reasonable efforts to maintain, or to cause to be maintained, the operating permits and bonds set out in Appendix B to this Agreement; provided, however, that Owner does not make any representation

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                                                                   EXHIBIT 10.52


or warranty with respect to its ability to maintain or to cause to be maintained such permits or bonds, or with respect to the ability of Contractor to conduct any operations on or with respect to the Sweetwater Mill pursuant to such permits and bonds nor does Owner represent or warrant that such permits and bonds are the only permits and bonds required to conduct the Work. For all permits and bonds that remain in the name of Owner, Owner will make all payments and provide all notices required with respect to such permits and bonds. Contractor shall develop and shall recommend to Owner a strategy for negotiation of all amendments, renewals or other modifications to such permits or bonds as may be necessary to allow Contractor to complete the Work. Owner will implement such strategy in cooperation with Contractor unless such strategy is, in Owner's reasonable judgment, inconsistent with applicable law, regulation or administrative policy or the terms of this Agreement, such strategy jeopardizes the continued existence of such permits or bonds, or such strategy will subject Owner to penalties under such law, regulation, policy, permits or bonds. To the extent permitted by applicable law, regulation and administrative policy and so long as such direction is consistent with the preceding sentence, Contractor will prepare all correspondence, drawings and other documents related to, and will direct the course of all negotiations with such agencies and businesses with respect to the terms, conditions, renewals, amendments, extensions, replacement or transfer of such permits and bonds; provided, however, that Owner will initiate all contacts with the agencies or businesses involved and will participate in all meetings and telephone conferences or other conversations with such agencies and businesses and will approve in advance the form and content of all correspondence and other documents prepared by Contractor in connection with such negotiations prior to submission to such agencies and businesses.

        (f) Contractor shall also promptly develop a strategy with respect to, and advise Owner as to, any additional permit or bond or increase in the amount of an existing bond that is or will be required with respect to the Work. Within 15 days of receiving notice from Contractor as to any such need, Owner will determine if it desires to obtain such permit, bond or increase in the amount of a bond in its own name, in which case the permit or bond will be treated in the same manner as the permits and bonds set out in Appendix B, or if it desires for Contractor to secure the permit or bond in its own name, in which case
Contractor shall be solely responsible for the costs, terms and conditions of such permit, bond or increase in the amount of a bond provided that such permit or bond cannot be binding on Owner or extend beyond the date of termination of this Agreement. If requested by Contractor, Owner will participate in, and cooperate with respect to, negotiation of such permits and bonds.

        (g) All costs and expenses incurred by Owner in carrying out the activities described in this Section 2.1 shall be included in the Transition Costs as provided in the Acquisition Agreement.

2.2     Qualification to do Business.

        Contractor is, and agrees to remain, qualified to do business in the State of Wyoming and to insure that all subcontractors engaged by Contractor are qualified to do business in the state.


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                                                                   EXHIBIT 10.52


2.3     Performance of Work.

        (a) Except as expressly provided in this Agreement, Contractor shall perform all consulting, planning, design, engineering, procurement, coordination, construction, reclamation, permitting and other activities necessary to accomplish the Work in accordance with this Agreement and in accordance with the best standard practices used in the industry and in a good and workmanlike manner.

        (b) Contractor shall at all times maintain a safe work place for the performance of the Work and conduct all operations under this Agreement in a manner to avoid the risk of bodily harm to persons or risk of damage to any property. Contractor shall promptly take all precautions which are necessary and adequate against any conditions which involve a risk of bodily harm to persons or damage to any property. Contractor shall, at all times, ensure that all work areas are kept neat, clean, and in safe condition.

        (c) Contractor will comply with the highest standards of safety and accident prevention found in (i) applicable laws, ordinances, building and construction codes, orders, rules, and regulations, (ii) the latest edition of the "Manual of Accident Prevention in Construction," as published by the Associated General Contractors of America Inc. and (iii) the latest edition of the "Accident Prevention Manual for Industrial Operations" as published by the National Safety Council, Inc. Contractor shall ensure that hard hats, safety glasses, steel-toed leather work boots and other appropriate protective equipment shall be worn at all times by Contractor's and all subcontractors' personnel while on Owner's property.

        (d) Contractor shall ensure, by exercising all reasonable means, that its agents and employees and those of its subcontractors are neither under the influence of, nor do they use, possess, consume, transfer, manufacture, or sell or attempt to sell any form of alcohol, intoxicant, narcotic, depressant, stimulant, hallucinogen, or illegal drug or mind- or perception-altering substance (except the taking of prescribed drugs under the direction of a licensed, qualified physician so long as such drugs do not pose a risk to Owner, Contractor, any subcontractor, their employees or the public) while on Owner's property or while performing Work.

        (e) Contractor shall provide and maintain adequate first aid facilities at the job site and arrange for emergency treatment of injuries by doctors in private practice. Owner will not assume any responsibility, financial or otherwise, for any hospital, medical, or surgical care or treatment which Contractor, subcontractors, or their employees may require during the course of the Work or at any time thereafter.

2.4     Insurance and Bonds.

        Contractor shall not commence work until all insurance and bonds to be furnished by Contractor hereunder have been approved in writing by Owner.


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                                                                   EXHIBIT 10.52


2.5     Nonwaiver of Defaults.

        Failure of Owner or Contractor at any time or from time to time to enforce or require strict observance and performance of any term or condition of this Agreement will not constitute a waiver of, or affect, or impair such term or condition in any way; nor will such failure affect the right of either party to avail itself at any time of such remedies as it may have for any breach or breaches of such terms or conditions by the other party.

2.6     Strikes or Lockouts.

        Owner accepts no responsibility for any expense or delays caused to Contractor by (a) strikes, slowdowns or other concerted employee work-interrupting activities by any employee group, including employees of Contractor, or others, or (b) lockouts by any employer, including Contractor.

2.7     Claims by Contractor.

        All claims of Contractor, all questions concerning interpretation or clarification of this Agreement or the acceptable fulfillment of this Agreement on the part of Contractor, including drawings and specifications, and all questions as to compensation and to extension of time shall be submitted in writing to Owner for determination. All determinations, instructions and clarifications of Owner shall be final. In particular:

        (a) At all times, Contractor shall proceed with the Work in accordance with the determinations, instructions and clarifications of Owner. Contractor shall be solely responsible for requesting instructions or interpretations and shall be solely liable for any cost and expenses arising from its failure to do so; and

        (b) It is specifically agreed by Contractor that any and all claims by Contractor against Owner arising out of this Agreement or the performance of the Work shall be waived unless presented in writing to the Owner within the time limit specified in this Agreement but in no event in excess of 90 calendar days after occurrence of the event or circumstances giving rise to such claim. All such claims shall be supported by such information, costs and data in such detail and specificity as may be required by Owner to justify and substantiate such claims. It is agreed that under no circumstances shall the Contractor be compensated or reimbursed for expenses incurred in claim preparation, presentation, or prosecution unless directed by Owner.

2.8     Site and Document Inspections.

        Contractor acknowledges that prior to entering into this Agreement:

        (a) Contractor has received and reviewed all drawings, reports and other documents referred to in this Agreement, including the Appendices, and that Contractor understands the scope of Work contemplated by this Agreement.

        (b) Contractor has visited the Sweetwater Mill and is in the process of familiarizing itself with the site and the conditions under which Contractor will perform the Work. Contractor

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                                                                   EXHIBIT 10.52


further acknowledges that Contractor has familiarized itself with all laws and regulations applicable to the performance of the Work, including in particular all laws and regulations pertaining to the NRC that might be applicable to the Sweetwater Mill and the Work. By execution of this Agreement, Contractor acknowledges such visit and an understanding of all circumstances and conditions under which the Work must be accomplished. Contractor shall have the sole responsibility of satisfying itself concerning the nature and location of the Work and the general and local conditions.

        (c) Any prior work, investigations or studies made by Owner with respect to the Sweetwater Mill or the Work which are made available to Contractor by Owner were made by Owner solely with respect to its decision to proceed with the Work and were made only for the purpose of study and design. The records of such work, investigations or studies are not a part of this Agreement and are furnished solely for the convenience of Contractor and Contractor acknowledges that its agreement to enter into this Agreement is in no way premised upon the scope, completeness or accuracy of such work, investigations or studies. Owner makes no warranty, and assumes no responsibility whatsoever, in respect to the sufficiency or accuracy of the work, investigations or studies thus made.

2.9     Contractor's Warranty.

        (a) Contractor warrants and guarantees that the Work shall be performed with that degree of skill and judgment which is normally exercised by recognized professional consulting (including environmental consulting), engineering, procurement and construction management firms performing services of a similar nature taking into account the oversight responsibilities of the NRC and other affected agencies with respect to portions of the Work, and shall be free of faulty planning, consulting, engineering, design, procurement, construction management and quality assurance, field engineering and other services of Contractor, and that the Work shall be performed and shall conform to generally accepted consulting, engineering and construction management standards and practices.

        (b) Contractor's liability for breach of the warranty and guarantee given in this paragraph or the negligent performance of the Work to be performed hereunder by Contractor, its subcontractors or their employees shall be as follows:

               (i) Contractor, upon receipt of notice from Owner, shall promptly remedy the defect or damage identified by Owner through reperformance of the work and/or repair or replacement of the facility so identified;

               (ii) If Contractor is unable to so remedy the defect or damage to the satisfaction of Owner promptly, or if Contractor elects not to perform such remedy, Owner shall have the right to reperform the work and/or repair or replace the facility; and

               (iii) The cost of any work necessary to remedy the defect or damage resulting from Contractor's breach of the warranty and guarantee given in this section or the misconduct, error or omission or negligent performance of the Work shall be to Contractor's account, and Contractor shall not be

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                                                                   EXHIBIT 10.52


                      entitled to any fee, overhead expense, general or administrative expense in connection with such remedy. For purposes of calculating KUC's contributions to the Green Mountain Mining Venture as provided in Section 3 of the GMMV Amendment, each dollar contributed by KUC will count against KUC's obligation pursuant to Subsection 3(a) and each such dollar will be treated as a two dollar contribution for purposes of Subsection 3(b) of the amendment; or

               (iv) Owner may exercise any of its other rights and remedies as provided in this Agreement.

2.10    Back Charges.

        In addition to the rights and obligations attendant to the Contractor's warranty in Section 2.9 above, Owner shall have the following rights and Contractor the following obligations:

        (a) In the event any aspect of the Work performed by Contractor or its subcontractors under this Agreement is found to be defective as to workmanship or not to be in conformance with plans, specifications or NRC or other agency requirements, it remains the responsibility of Contractor to promptly correct any deficiency when so directed.

        (b) If upon being notified by Owner of deficient Work and having been directed to correct the deficient Work by a specific date consistent with the current project schedule, Contractor states, or by its action indicates to Owner, its inability or unwillingness to comply, then Owner shall have the right to suspend further Work by Contractor pursuant to Section 2.19 of this Agreement and to proceed to have the Work accomplished by the best and/or most expeditious means available to Owner (as determined by it, in its sole discretion) and back charge Contractor for the cost of the Work undertaken by Owner. For purposes of calculating KUC's contributions to the Green Mountain Mining Venture as provided in Section 3 of the GMMV Amendment, each back charged dollar will count against KUC's obligation pursuant to Subsection 3(a) and each back charged dollar will be treated as a two dollar contribution for purposes of Subsection 3(b) of the amendment.

        (c) Before  proceeding  on such back  charge  work,  Owner  will  advise
Contractor and forward to Contractor an Authorization of Back Charge for Contractor's signature. However, failure of Contractor to provide such written authorization shall not impair Owner's right to proceed to have the work performed and charge Contractor therefor. Contractor shall pay actual costs incurred, computed as shown above, or Owner may withhold such sum from funds due Contractor. The performance of back charge work shall not relieve Contractor of any of its responsibilities under this Contract, including but not limited to, express or implied warranties, guarantees, specified standards for quality, liabilities and indemnification, and the Contract schedule.

                                                                   EXHIBIT 10.52


2.11    Indemnification.

        Contractor agrees to indemnify, defend, release and hold harmless the Indemnified Parties from and against the entirety of any and all Adverse Consequences, whether arising during or after the term of this Agreement, any of them shall suffer:

        (a) As the result of any breach of any obligation, representation, covenant or warranty of Contractor or its subcontractors as set forth in this Agreement;

        (b) As the result of (i) the release, threatened release, discharge, storage, treatment, disposal or presence of Hazardous Materials at, upon, about or beneath the Sweetwater Mill as a result of Contractor's operations; (ii) the release, threatened release, or discharge of Hazardous Materials emanating or migrating, or threatening to emanate or migrate to, from or across Owner's properties arising out of Contractor's or its subcontractors' operations; (iii) any violation of any Environmental Laws pertaining to the Sweetwater Mill and the activities thereon; or (iv) the treatment, storage, disposal, arrangement for disposal, or transportation of Hazardous Materials by Contractor at or to a facility other than one at the Sweetwater Mill; and

        (c) Contractor acknowledges and agrees that it has assumed the sole obligation and duty to provide a safe place to work for its employees and the employees of its subcontractors and agrees that Owner has no responsibility therefor, and that any claim for damages by employees of Contractor or its subcontractors against Owner alleging that Owner failed to furnish a safe place to work, shall not be construed as relieving Contractor of its indemnity obligations to Owner under the terms of this Agreement, except to the extent such claims for damages arise from a non-apparent pre-existing site condition, or from Owner's or its agents' (other than Contractor) negligence, willful misconduct or violation of any representations hereunder.

2.12    Waiver and Release of Liens.

        Contractor for itself and its subcontractors and for its and their materialmen and employees and for all other persons performing any labor or furnishing any labor or materials for any of the Work hereby waives to the full extent permitted by law all mechanics', materialmen's or other liens, or payment bond claims for or on account of the work done or materials furnished hereunder so that the improvements of structures wherein the same may be incorporated and the land to which they are appurtenant shall at all times be free and clear of all such liens and claims. If such liens or claims are placed on Owner's property by any person performing any labor or furnishing any labor or materials for any of the Work, Contractor will promptly have such liens or claims removed at Contractor's expense and Contractor shall indemnify Owner from any liabilities associated with such lien.

2.13    Owner-Furnished Materials, Tools and Equipment.

        In the event Owner furnishes materials or equipment for use on or with respect to the Work, Contractor shall be solely responsible for inspecting and using the same and for protection thereof from loss, damage of any kind and for payment of any demurrage incurred.

                                                                   EXHIBIT 10.52


2.14    Contractor's Security Responsibilities.

        Contractor shall at all times conduct all operations under this Agreement in a manner to avoid the risk of loss, theft, or damage by vandalism, sabotage, or other means to any property.


        (a) Contractor shall promptly take all reasonable precautions which are necessary and adequate against any conditions which involve a risk of a loss, theft, or damage to property. Contractor shall continuously inspect all work, materials, equipment, and facilities to discover and determine any such conditions, and shall be solely responsible for discovery, determination, and correction of any such conditions;

        (b) Contractor shall ensure compliance by the employees of Contractor and all subcontractors with Owner's security program for this site and all applicable laws and regulations. Contractor shall cooperate with Owner on all security matters and shall promptly comply with any project security requirements established by Owner. In particular, Contractor agrees that all vehicles that enter upon Owner's property, and all lunch, other containers, and packages of Contractor, its subcontractors and their employees, shall be subject to inspection by Owner's security personnel at any time while on Owner's property;

        (c) Owner will accept no responsibility for replacement of, protection to, or policing of, Contractor's equipment, tools, or materials which are furnished or used in its work at Owner's property; and

        (d) Contractor shall, at its own expense, replace any lost or stolen property, repair any damage to all property of whatever kind or character, whether publicly or privately owned, including the property of Owner, which may result from its operations under this Contract.

2.15    Inspection of Work.

        (a) Owner shall at any and all times have access to the Work and to the premises affected thereby and to all equipment and materials, and to related books, records, correspondence, instruction plans, drawings, receipts, facilities, and memoranda of Contractor for inspection purposes including the utilization at Owner's expense of third-party inspectors; and Contractor shall provide proper facilities for such access and inspection.

        (b) Owner shall at all times remain the primary contact with any regulatory agency for which Owner is the permittee or licensee and shall have the sole responsibility for determining through inspection of the Work and consultation with Contractor when, and under what circumstances, drawings, specifications, correspondence and the like shall be submitted to such agencies. Contractor shall not initiate any contact with such agencies except as expressly provided in this Agreement.

2.16    Cooperation.

        Owner may perform work, including the normal operations of Owner, in the vicinity of or on the premises affected by the Work, and Contractor's work or use of certain facilities may

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
                                                                   EXHIBIT 10.52


be interfered with as a result of such concurrent activities. Owner will cooperate with Contractor so that Contractor may perform the Work as required by this Agreement and Contractor will cooperate in scheduling the Work in such a manner as will minimize interference with any work being undertaken by Owner.

2.17    Progress.

        (a) Contractor will provide to Owner a program, in reasonable detail, of the operations and activities that Contractor expects to undertake in progressing to accomplish Phase I of the Work in the ensuing calendar quarter. The program will be submitted to Owner at least 15 days prior to the commencement of any such operations or activities. Within 30 days after the end of each calendar quarter, Contractor will submit to Owner a report, in reasonable detail, that describes the operations and activities that were actually undertaken in the calendar quarter and any activities described in the program that were not undertaken and accomplished.

        (b) Contractor will not undertake any operations or activities that depart from Phase I of the Work or the operations and activities set out in the program without submitting to Owner a proposed amendment to the program that describes such amended operations and activities and, if such amendment would require a modification of Phase I of the Work as described in Appendix A, a proposed amendment to the Work. Within 20 days of any such proposal, Owner will notify Contractor of its acceptance or rejection or the proposed amendment, which acceptance will not be unreasonably withheld so long as the proposed amendment does not depart from the overall scope of the Work and is consistent with the other terms and provisions of this Agreement. With respect to any proposal for modification of the program prepared by Contractor or any proposal to modify Phase I of the Work that departs from the overall scope of Work as described in Appendix A, Owner may accept or reject such proposal at Owner's sole discretion.

        (c) Contractor will not undertake any operations or activities with respect to Phase II of the Work until Contractor has developed, and Owner has approved, a detailed description of the Work to be accomplished in Phase II. Upon receipt of Owner's approval, Contractor may commence operation and activities with respect to Phase II by submitting a program as provided in Subsection 2.17(a). Owners response to that proposal and any proposed amendments to Phase II of the Work will be governed by the provisions of Subsections 2.17(a) and 2.17(b).

2.18    Force Majeure.

        Except as provided in Subsections 2.18(b) or 2.18(c) below, the failure to perform or to comply with any of the covenants or conditions contained in this Agreement, either expressed or implied, on the part of either party shall not be a ground for cancellation or termination or forfeiture of this Agreement, and shall not create a liability for the party for failure to perform its obligations during any period in which performance is prevented, in whole or part, by causes herein termed "force majeure".

        (a) For purposes of this Agreement, the term "force majeure" shall be limited to substantial and unforeseeable events beyond the control of a party that cannot be avoided through the diligent actions of a party, including extreme weather conditions; earthquakes or cave-ins; unforeseeable unavailability of labor, transportation, materials, machinery, equipment, supplies,

                                                                   EXHIBIT 10.52


utilities, or services even on premium terms; serious accidents; unavoidable breakdown of major equipment, machinery, or facilities; injunctions issued by any court; inability to obtain licenses, permits, or other authorizations in spite of diligent efforts to do so; curtailment or suspension of activities to remedy or avoid an actual, serious violation of environmental laws; acts of war or conditions arising out of or attributable to war; riot; civil strife; fire; explosion; or any similar cause beyond the reasonable control of the party declaring force majeure.

        (b) If either party desires to invoke the provisions of this Section 2.18, the invoking party shall give notice to the other party of the commencement of the circumstances giving rise to such force majeure. The time for discharging the party's obligations with respect to the prevented performance shall be extended for the period of force majeure, provided that the party invoking force majeure pursues diligent efforts to eliminate the event that gave rise to the condition of force majeure. The existence of any event of force majeure shall not relieve a party of the obligation to make any payments required of a party with respect to maintenance of the Sweetwater Mill and the permits and bonds associated with the properties in accordance with the terms of this Agreement, making payments due under Section 3 of this Agreement and carrying out the indemnities required by Section 2.11, nor shall an event of force majeure extend the term of this Agreement. If an event of force majeure prohibits performance by Contractor, but would not prohibit performance by the Owner, for more than 120 days, Owner may terminate this Agreement for convenience and will have no further obligation to Contractor hereunder.

        (c) Notwithstanding the foregoing, neither party may invoke force majeure with respect to any event that would otherwise constitute force majeure if the duration of such event is less than 15 days.

2.19    Suspension.

        Owner may, at its sole option, decide to suspend at any time the performance of all or any portion of the Work if Owner determines that continued performance by Contractor would or might violate any law or any rule, regulation or order of any regulatory agency including, in particular, the NRC, would or might threaten the continued existence of any permit or bond held by Owner, or otherwise is not in compliance with the terms of this Agreement. In addition, Owner may suspend the performance of the Work if Contractor has not performed its obligations as set out in Subsections 2.1(e) and 2.1(f) of this Agreement. Contractor will be notified of such decision by Owner in writing. During the period of suspension, Contractor shall use its best efforts to utilize its facilities, labor and equipment in such a manner as to minimize costs associated with suspension and to continue to perform such portions of the Work as are not subject to the suspension. Upon receipt of any such notice, Contractor shall, unless the notice requires otherwise:

        (a) Promptly discontinue the specified portion of the Work on the date and to the extent specified in the notice;

        (b) Place no further orders, contracts or subcontracts for material, services, or facilities with respect to suspended Work other than to the extent required in the notice;

                                                                   EXHIBIT 10.52


        (c) Promptly make every reasonable effort to obtain suspension, upon terms satisfactory to Owner, of all orders, subcontracts, and rental agreements to the extent they relate to performance of the Work suspended; and

        (d) Continue to protect and maintain the Work including those portions on which Work has been suspended.

Upon receipt of notice to resume suspended Work, Contractor shall immediately resume performance of the suspended work to the extent required in the notice.

2.20    Expiration or Termination.

        (a) This Agreement will expire on the earlier of (i) the completion of the Work or (ii) the date that the Acquisition Agreement terminates or expires, but in no case (notwithstanding Section 2.18 hereof) shall this Agreement extend beyond October 30, 1998.

        (b) In the event Owner determines that Contractor has not complied with any obligation hereunder, Owner shall notify Contractor in writing setting out specifically in what respect it is claimed that Contractor has failed to comply with this Agreement. If the alleged failure is not cured to Owner's reasonable satisfaction within ten (10) days after written notice is given, or if Contractor has not within that time either commenced to cure the alleged breach to the Owner's reasonable satisfaction and does not thereafter diligently complete such cure, or fails successfully to challenge the legitimacy of the allegation, Owner may terminate this Agreement by delivering to contractor notice of such termination or Owner may seek such other remedies as it might have in equity or at law.

        (c) Contractor shall have the right to terminate this Agreement at any time with respect to all but not less than all of the Work by giving written notice to Owner. Upon such termination, all right, title, and interest of Contractor under this Agreement shall terminate and Contractor shall be relieved of all further obligations set forth in this Agreement which arise out of Contractor's activities prior to the date of such termination except for the obligations to correct defective work in Sections 2.9 and 2.10, the indemnifications provided for in Section 2.11, any other obligation expressly set forth in this Agreement as a post-expiration or post-termination obligation, and any reclamation required by applicable law arising from Contractor's operations.

        (d) Upon termination or expiration of this Agreement, Contractor will relinquish all occupancy of the Sweetwater Mill, free and clear of all obligations, liens and encumbrances. Contractor will also relinquish possession of all buildings, structures, facilities, improvements, machinery and equipment that were acquired by, erected, placed, or became situated at the Sweetwater Mill in connection with the Work and were paid for pursuant to this Agreement (collectively, "Fixtures and Personalty"). In connection with the relinquishment of the Fixtures and Personalty, Contractor will provide appropriate assignments and bills of sale with respect to the Fixtures and Personalty in which Contractor will represent that the Fixtures and Personalty are free and clear of all obligations, liens or encumbrances created by, through or under Contractor.

                                                                   EXHIBIT 10.52


        (e) Contractor shall, within a period of three months from and after the termination of this Agreement, remove from the Sweetwater Mill all personal property that is owned solely by Contractor. If Contractor desires not to remove any item of its personal property and Owner agrees in writing to allow such property to remain at the Sweetwater Mill, such property shall become the property of Owner.

2.21    Intentionally Omitted.

2.22    As-Built Drawings and Specifications.

        During construction, Contractor shall maintain for Owner an accurate record of the Work. Before final payment by Owner, Contractor shall revise any drawings and specifications so that all such documents shall show the work as actually installed.

2.23    Pre-Operational Testing.

        Contractor will, in conjunction with Owner, conduct all necessary pre-operational activities to ensure that the materials, equipment, controls and systems have been tested, adjusted, and checked out to comply with the intent of the design and to indicate satisfactory operation to Owner. Contractor will hand over materials, equipment and systems to Owner after pre-operational checkout for introduction of feed by Owner. Contractor will thereafter maintain adequate personnel and facilities at the site until final acceptance of the work to adjust, modify, repair, and otherwise service the facilities and equipment.

2.24    Final Inspection and Acceptance.

        When Contractor considers that all Work is complete, Contractor shall so inform Owner in writing. When the results of inspection and testing satisfy Owner that all Work is completed and in accordance with the requirements of this Agreement, Owner will notify Contractor in writing of final acceptance of the Work.

 2.25   Accounting Audit.

        Contractor shall keep, and require any subcontractor to keep, a complete set of records showing actual reimbursable costs in connection with the Work. In compliance with the foregoing, Contractor will follow instructions which may be given by Owner:

        (a) Contractor shall keep full and accurate records and accounts of all its activities in connection with this Contract, including without limitation, reasonable substantiation of all expenses incurred based on actual costs and of all property acquired or disposed of hereunder. Furthermore, Contractor shall cause its agents and/or subcontractors to maintain reasonable controls, records and accounts; and

        (b) Owner shall have the right, at all reasonable times, through its own representatives to examine, inspect, approve or disapprove the purchasing, receiving, storing and issuance of materials, the auditing and paying of invoices, timekeeping, preparation of payrolls, accumulation of cost records, and other accounting functions pertaining to the Reimbursable Costs. Contractor

                                                                   EXHIBIT 10.52


and all subcontractors shall preserve, for a period of three years unless Owner requests additional time, the original documents of all pertinent records and deliver to Owner those records which Owner may request, except that Owner may be given a photocopy in lieu of the original of any document reasonably required by Contractor, or its contractors or subcontractors.

                                  SECTION THREE

3.1     Notices.

        Any required notice, payment, or other communication contemplated by this Agreement shall be in writing and shall be effective with respect to a party (i) when personally delivered or delivered by courier at the party's address as set out below; (ii) when delivered by electronic communication at the party's fax number described below or at such other telecopy or fax number as the party may designate in writing provided that such electronic communication is followed by a delivery by mail or by personal service to the party's address; or (iii) when delivered by mail deposited in the United States mail, postage prepaid and registered or certified, with return receipt requested, and addressed to the party at the party's address:

        If to Owner:                               With Copy to:

        Kennecott Uranium Company                  Kennecott Services Company
        Attn:  President                           Attn:  Legal Department
        Caller Box 3009                            8315 West 3595 South
        505 South Gillette Avenue                  P. O. Box 6001
        Gillette, WY 82717-3009                    Magna, UT 84044-6001
        FAX (307) 687-6011                         FAX (801) 252-3559

        If to Contractor:                          With Copy to:

        U.S. Energy Corp./Crested Corp.            U.S. Energy Corp.
        Attn: John L. Larsen                       Attn: Daniel P. Svilar
        877 North 8th West                         877 North 8th West
        Riverton, Wyoming  82501                   Riverton, Wyoming 82501
        Fax: (307) 857-3050                        Fax: (307) 857-3050

Either Owner or Contractor may change its address for future notices by providing written notice to that effect to the other party.

3.2     Insurance.

        (a) During the term of this Agreement and all times during performance, and until completion of the Work, Contractor shall maintain in force the insurance described in Appendix C to this Agreement, for the benefit of the parties to this Agreement, all of their personnel and the personnel of all subcontractors on site with companies satisfactory to Owner. Contractor shall be responsible for compliance by all subcontractors with these insurance requirements and shall furnish certificates as provided herein evidencing the required insurance for the subcontractors.

                                                                   EXHIBIT 10.52


        (b) Certificates of such insurance shall be made out to Owner and shall be furnished to Owner promptly and must reflect both the endorsement provisions requiring 30 days prior written notice to be given before cancellation or material change, and the additional interest where applicable. Each certificate shall specify the date when such benefits and insurance expire. Contractor agrees that such benefits and insurance, as specified above, shall be provided and maintained until the entire work under this Agreement has been completed and accepted by Owner. An original copy of each certificate shall be mailed or delivered to:

                             Kennecott Uranium Company
                             Caller Box 3009
                             505 South Gillette Avenue
                             Gillette, Wyoming  82717-3009
                             FAX (307) 687-6011

Owner's approval or failure to disapprove insurance certificates furnished by Contractor or subcontractors shall not release Contractor or subcontractors from full responsibility for liability, damage, and accidents as set forth herein.

        (c) It shall be a condition of approval that the required insurance must be arranged with insurance companies authorized to do business in the State of Wyoming.

        (d) If at any time the Contractor-required insurance policies should be canceled, terminated or modified so that the insurance is not in full force and effect as required herein, Owner may terminate this Agreement for default or obtain insurance coverage equal to that required herein and recover costs therefor from Contractor.

3.3     Liability of Contractor.

        (a) Contractor and subcontractors shall bear all risk of loss of or damage to, and shall, as they deem necessary, carry fire, theft, physical damage, or other insurance on their own and their employees' tools, equipment, reusable materials (such as metal forms and metal scaffolding), trailers, any property of their employees.

        (b) The liability of Contractor assumed under this Agreement shall in no manner be limited by the amount of insurance furnished by Owner or by the amount of insurance which Contractor has or is required to provide by the terms thereof.

        (c) In addition to Contractor's liability for property damage as set forth in this Agreement, Contractor shall also be responsible for any damage to its vehicles and the vehicles of its subcontractors, employees, and agents or representatives of Contractor or subcontractors while the vehicles are parked or used on Owner's property.

        (d) Contractor shall be responsible for and shall bear any and all risk of loss or of damage to work in progress.

                                                                   EXHIBIT 10.52


3.4     Payment for Reimbursable Costs.

        (a) Contractor, as full compensation for the Work, shall be paid for all Reimbursable Costs and such other costs as may be approved in writing by Owner as are incurred by Contractor in performance of the Work to the extent and only to the extent that (i) such costs are expressly authorized in Appendix D to this Agreement and otherwise or incurred in compliance with this Agreement; and (ii) the total of such costs, when taken together with the total costs spent by Contractor pursuant to the Mineral Lease Agreement, amounts expended by the Green Mountain Mining Venture after January 1, 1997 pursuant to Subsection 3(a) of the GMMV Amendment, and all Transition Costs (as defined in the Acquisition Agreement) is not more than $16,000,000.

        (b) Contractor shall use all reasonable efforts to obtain any cash, trade, quantity, freight or other discount or allowance available and refunds of sales taxes and/or taxes and all such cash, quantity discounts or allowances, refunds and rebates shall be for Owner's benefit and credited against Reimbursable Costs or paid directly to Owner. Contractor will exercise its best efforts to minimize excess materials purchases. Excess materials or scrap generated by Contractor as a result of its work under this Agreement will remain the property of Owner. Contractor will stockpile or dispose of such materials as directed by Owner.

3.5     Method and Time of Payment.

        (a) Owner has initially advanced $1,000,000 to the Green Mountain Mining Venture pursuant to the provisions of Subsection 4(a) of the GMMV Amendment in order to establish a working capital account (the "Working Capital Account") which Contractor may draw upon to fund activities associated with the Work and which will qualify as Reimbursable Costs.

        (b) From time to time, but at least once per month, Contractor shall submit an itemized invoice (the "Invoice") to Owner for all Reimbursable Costs for Work performed accompanied by such supporting documentation as Owner may from time to time reasonably request, together with evidence, including executed lien waiver forms satisfactory to Owner, of the payment and release of all subcontractor's, mechanics', materialmen's and other liens (collectively , the "Supporting Documentation"). Supporting Documentation for the Reimbursable Costs for which Contractor seeks reimbursement shall include, but not be limited to the following:

        (i) Labor costs shall be supported by payroll abstracts which will identify each employee of Contractor or its subcontractors engaged in performing the Work, the employee's title, the date and hours worked, the pay rate and a description of the work performed;

        (ii) Costs for materials, supplies, equipment, tools and other tangible property shall be supported by invoices and bills of sale showing ownership of all such materials, supplies, equipment, tools and other tangible property in Owner's name;

        (iii) Billings by Contractor for Owner approved services, expenses and other costs for outside commitments, of vendors, suppliers and subcontractors shall be supported

                                                                   EXHIBIT 10.52


               by copy of such third parties' original invoice and related supporting documentation and will be attached to an Owner approved authorization;

        (iv) Billings for travel and subsistence expenses shall be supported by travel expense reports supported by, among other things, copies of airline tickets and copies of auto rental invoices, copies of hotel/motel bills and appropriate receipts. All expense reports will show the business purpose of the travel; and

        (v)    Billings  for  all  other  items  for  which   Contractor   seeks
               reimbursement shall be supported by documentation in a form reasonably satisfactory to Owner.

        (c) Within 20 days of presentation to and receipt by Owner of the Invoice and the Supporting Documentation, Owner will (i) provide to Contractor funds adequate to reimburse Contractor for Reimbursable Costs and to restore the Working Capital Account to its initial balance; or (ii) Owner will advise Contractor of any amounts with respect to any Invoice or Supporting Documentation that Owner believes in good faith are not supported by adequate explanation or were not spent in compliance with the terms of this Agreement, together with an explanation, in reasonable detail, of the basis for Owner's objection to such Invoice or Supporting Documentation, in which case Owner will provide funds to the extent that it does not contest the Invoice or Supporting Documentation. Each dollar paid by Owner pursuant to this Amendment shall go toward satisfaction of Owner's obligation to provide up to $16,000,000 to the Green Mountain Mining Venture as provided in Section 3 of the GMMV Amendment. At such time as the balance of Owner's obligation to provide up to $16,000,000 to the Green Mountain Mining Venture as provided in Section 3 of the GMMV Amendment has been reduced to less than $1,000,000, its obligation to restore the Working Capital Account balance shall be reduced to be no more than the amount of the remaining obligation.

        (d) Payment by Owner of Contractor's Invoices shall be without prejudice to Owner's right to audit Contractor's invoices in accordance with provisions of this Agreement, and to challenge the correctness of the invoice at any time thereafter. Payments otherwise due Contractor may be withheld in an amount sufficient to satisfy any claim which Owner may have against Contractor.

        (e) Notwithstanding the foregoing, Owner shall be entitled to withhold from amounts due Contractor pursuant to this Section 3.5, any amounts necessary to correct nonconforming, faulty or defective Work.

3.6     Repayment by Contractor.

        Contractor shall promptly repay to Owner, within 30 days after receipt of Owner's request, any overpayment by Owner of any Reimbursable Costs, whether such overpayment is disclosed by an audit conducted pursuant to Section 2.25 of this Agreement or otherwise.

                                                                   EXHIBIT 10.52


3.7     Commencement and Completion of the Work.

        Time is of the essence. The dates listed in Appendix A are critical to the project schedule and are contractual obligations to Contractor. Contractor shall furnish sufficient forces, facilities and equipment and shall work such hours, including extra days and shifts to achieve the milestone dates listed.


        IN WITNESS WHEREOF, the parties have executed this Agreement the day, month and year first above written.

                                       KENNECOTT URANIUM COMPANY


                                       By          /s/  L. R. Cardey-Yates
                                          -------------------------------------
                                          Its    Director/Assistant Secretary
                                              ---------------------------------

                                       U.S. ENERGY CORP.


                                       By     /s/  John L. Larsen
                                          -------------------------------------
                                          Its     President
                                              ---------------------------------

                                       U.S. ENERGY CORP. and
                                       CRESTED CORP. dba the
                                       USE/CC JOINT VENTURE


                                       By:      U.S. ENERGY CORP.


                                       By     /s/ John L. Larsen
                                          -------------------------------------
                                          Its     President
                                              ---------------------------------

                                       By:  CRESTED CORP.


                                       By    /s/  Max T. Evans
                                          -------------------------------------
                                          Its    President
                                              ---------------------------------

                                                                   EXHIBIT 10.52


ANNEX I:    DEFINITIONS

         (a) "Contractor" means USE in its individual capacity and not in its capacity as a participant in, manager of, or a party to the Green Mountain Mining Venture;

         (b) "Reimbursable Costs" means the costs incurred by Contractor in performing the Work in compliance with the terms of this Agreement as more particularly provided for in Section 3 of this Agreement;

         (c) "Indemnified Parties" means Owner, the Green Mountain Mining Venture, and the respective officers, directors, employees, agents, contractors and professional advisors of each of them.

         (d) "Owner" means Kennecott Uranium Company, as Manager of the Sweetwater Mill for and on behalf of the Green Mountain Mining Venture, the owner of the Sweetwater Mill.

         (e)   "Work" means the work described in Appendix A to this Agreement.

         (f) "GMMV Amendment" means the Amendment of Mining Venture Agreement dated the same date as this Agreement among Kennecott Uranium Company and USE and USE/CC.

         (g) "Acquisition Agreement" means the Acquisition Agreement dated the same date as this Agreement among Kennecott Uranium Company and USE and USE/CC.

         (h) "Mineral Lease Agreement" means the Mineral Lease Agreement dated the same date as this Agreement among Kennecott Uranium Company and USE.

         (i) "MSHA/OSHA laws" shall mean the Federal Occupational Safety and Health Act of 1970, and the Federal Mine Safety and Health Amendments Act of 1977 and any similar state safety and health acts, and all regulations promulgated under said acts.

         (j) "Adverse Consequences" means any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (including natural resource damages), dues, penalties, fines, encumbrances, liens, costs and expenses of defense of a claim (whether or not such claim is ultimately defeated), good faith settlements of claims, judgments and disputes, costs (including without limitation costs of investigative, reporting, clean-up, response, removal, remedial, corrective action and closure activities relating to Hazardous Materials), liabilities (including strict liability), obligations, taxes, liens, losses, expenses and fees, including consultants' and attorneys' fees and court costs and expenses.

         (k) "Environmental Laws" means all applicable statutes, treaties, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items of all federal, state, and local governmental branches, agencies, departments, commissions, boards, bureaus or instrumentalities, whether domestic or foreign, having

                                                                   EXHIBIT 10.52


         jurisdiction, and all applicable judicial and administrative and regulatory decrees, judgments and orders and all covenants running with the land that relate to the protection of health or the environment, including without limitation those that relate to the existence, handling, manufacture, treatment, storage, disposal, use, generation, release, discharge, refining or recycling of Hazardous Materials or reclaiming real property. Without limiting the foregoing, Environmental Laws include the Hazardous Materials Transportation Act (49 U.S.C. " 1801 et seq.), the Resource Conservation and Recovery Act of 1976, (42 U.S.C. " 6901 et seq.), the Clean Air Act (42 U.S.C. " 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ' 1251), the Safe Drinking Water Act (42 U.S.C. " 300f et seq.), the Comprehensive
         Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. " 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. " 2601 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. "11001, et seq.), the Occupational Safety and Health Act (26 U.S.C. " 651 et seq.), the Pollution Prevention Act of 1990 (42 U.S.C " 13101 et seq.), the Atomic Energy Act of 1954, 68 Stat. 919, the Energy Reorganization Act of 1974, the Mine Safety and Health Act of 1977, the Uranium Mill Tailings Radiation Control Act (42 U.S.C " 7901 et seq.), and all similar or additional federal, state, local or foreign statutes, all as amended, and all regulations promulgated thereunder.

         (l) "Hazardous Materials" means any substance: (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Laws; (B) that is defined as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminant" under any Environmental Laws; (C) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Laws;
         (D) the presence of which on a property causes or threatens to cause a nuisance upon the property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the property; (E) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (F) that contains PCBs, asbestos or urea formaldehyde foam insulation.

                                                                   EXHIBIT 10.52


                                   Appendix A
                                       to
                           Contract Services Agreement





                             Description of the Work

                                                                   EXHIBIT 10.52


                          GREEN MOUNTAIN MINING VENTURE
                                 SWEETWATER MILL
                               EVALUATION OF MILL
                                   ASSUMPTIONS


Utilize in-house and contract labor to review and evaluate records and process circuits.

Contract vendors for current equipment availability and prices to place mill in operational status.

Evaluate holding costs so as to maintain most efficient use of funds.

Holding costs are taken from Kennecott 1997 budget.

Review current Kennecott contractors projects and costs.

                                                                   EXHIBIT 10.52


                          GREEN MOUNTAIN MINING VENTURE
                                 SWEETWATER MILL
                               EVALUATION OF MILL
                            OBJECTIVE AND ACTIVITIES

Objective:

Evaluate mill components and circuits so as to prepare detailed work plan.

Activities:

Review and expedite preparation of NRC License amendments and other permits and licenses required to place mill into operational status.

Review milling records and process circuits.

Maintain current status of all permits and licenses while preparing to transfer operator.

Prepare detailed plan for treating resin from the mine water treatment plant at the Sweetwater Mill, by September 30, 1997.

Prepare a detailed work for Phase II of the Work, which plan will focus on placing the Sweetwater Mill on operational status. This work plan will cover activities after September 30,1997, and will focus on licensing and permitting and preparation of the mill tailing cells, evaporation ponds, treatment of resins, and old tailing facility for startup and continuation of current activities.

No construction or reclamation activities shall be conducted unless:

         1. A detailed work plan for Phase II of the Work is prepared and approved pursuant and a program for its implementation is approved and pursuant to the Agreement.

         2. The work to be undertaken under the Mineral Lease Agreement is interrupted by an event of force majeure as such term is defined in
         Section 12 of the Mineral Lease Agreement; such construction or reclamation activities is commenced during the existence of such an event of force majeure, and the nature and scope of the work undertaken can reasonably be expected to be accomplished during the time period for which it appears that the condition of force majeure will continue. After the event of force majeure ceases to exist, Contractor shall complete the particular work commenced hereunder before resuming work under the Mineral Lease Agreement, but shall not perform any other construction or reclamation activities hereunder; and

         3. Contractor or Owner has first obtained all governmental or other permits and licenses needed in connection with performance of such work.

                                                                   EXHIBIT 10.52


                          Green Mountain Mining Venture
                                     Jackpot
                                Project Schedules
                                   1997 & 1998


This portion of Appendix A to Contract Services Agreement is not filed with this Form 10-K for the year ended May 31, 1997.

                                                                   EXHIBIT 10.52


                                   Appendix B
                                       to
                           Contract Services Agreement


                           Operating Permits and Bonds


      Permits                                  Agency
      -------                                  ------
1.    Source Material License SUA-1350         NRC
2.    Byproduct License No. 49-19005-01        NRC
3.    Permit to Mine No. 481                   DEQ, LQD
4.    Drilling Notification DN-267             DEQ, LQD
5.    Radio Station License No. WNRC873        FCC
6.    NPDES Permit No. WY-0026689              DEQ, WQD
7.    Generator ID No. WYO80372154086F         EPA
8.    Permit to Construct No. 86-198R          DEQ, WQD
9.    DOT License No. USDOT 545666             U.S. DOT
10.   Large Scale License No. 1030             Wyoming Department of Agriculture





      Bonds                                        Amount            Agency
      -----                                        ------            ------
1.    Third Party Corporation Guarantee           $5,321,000           NRC
2.    Irrevocable Letter of Credit No.S-867737    $19,777,079          DEQ

                                                                   EXHIBIT 10.52


APPENDIX C:  Required Insurance


        During the term of this Agreement and all times during performance, and until completion of the Work, Contractor shall maintain in force the following insurance for its personnel on site with companies satisfactory to Owner:


               a. Worker's Compensation and Occupational Disease insurance in compliance with all state and federal regulations in the jurisdiction where the work and services are to be performed with the statutory limit required. Contractor shall require each consultant and subcontractor to carry Worker's Compensation and Employer's Liability insurance.

               b. Commercial General Liability insurance covering all operations of Contractor in the performance of work, including contractual liability insurance covering the liability assumed in this Contract. Said insurance policy or policies shall provide $2,000,000 combined single limits for all injuries or death to persons and damages to property per occurrence.

               c. Comprehensive Automobile Liability insurance including all owned, non owned, and hired vehicles, with the following limits:

                      Bodily Injury         $1,000,000 each person
                                            $1,000,000 each occurrence

                      Property Damage       $1,000,000 each occurrence

               d. All policies of insurance carried by Contractor pursuant to this Section shall provide that they may not be canceled or the protection afforded thereby substantially changed without 30 days prior written notice to Owner. Upon request, Contractor shall permit Owner to examine any of the insurance policies specified herein.

               e. All policies of insurance carried by Contractor pursuant to this Section shall be endorsed to include Kennecott
                      Uranium Company and all subsidiary, associated, and affiliated companies, as additional insured.

               f. All policies of insurance carried by Contractor pursuant to this Section shall contain endorsements stating that Contractor's coverage is primary to any coverage Owner may elect to carry for its own account, or for Contractor.

               g. Any and all deductibles specified in the above described Contractor insurance policies shall be assumed by, for the account of, and at the sole risk of Contractor.

                                                                   EXHIBIT 10.52


               h. All insurances carried by Contractor pursuant to this Section shall contain endorsements waiving the insurer's right to subrogation against Owner, its subsidiaries, agents, and affiliated companies, and their employees, officers, and directors.

                                                                   EXHIBIT 10.52

                                   Appendix D
                                       to
                           Contract Services Agreement





                                Reimbursable Cost




This Appendix D is not being filed with this Form 10-K for the year ended May 31, 1997.